JPMorgan Chase Financial Company LLC	November 2025

Preliminary Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated November 21, 2025

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable Dual Directional Buffered PLUS, or Buffered PLUS, will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. If the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price, the Buffered PLUS will be automatically redeemed for a cash payment of $1,133.00 per Buffered PLUS, or 113.30% of the stated principal amount. If the Buffered PLUS have not been automatically redeemed prior to maturity and the ETF Shares have appreciated in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares. If the ETF Shares have declined in price but by no more than the specified buffer amount, investors will receive at maturity the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 10% return. However, if the Buffered PLUS have not been automatically redeemed prior to maturity and the ETF Shares have declined by more than the buffer amount, at maturity investors will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and, if the Buffered PLUS have not been redeemed early, the leverage, absolute return and buffer features that in each case apply only to a limited range of performance of the ETF Shares. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

FINAL TERMS
Issuer:		JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
ETF Shares:		Shares of the iShares® China Large-Cap ETF (Bloomberg ticker: FXI UP Equity)
Aggregate principal amount:		$9,019,000
Early redemption:		If, on the redemption observation date, the closing price of one ETF Share is greater than or equal to the initial share price, the Buffered PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Buffered PLUS once they have been redeemed. In addition, if the Buffered PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the specified buffer amount. Moreover, if the Buffered PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Buffered PLUS not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:		$1,133.00 per Buffered PLUS
Payment at maturity:

If the Buffered PLUS have not been automatically redeemed prior to maturity and:

•       the final share price is greater than the initial share price, for each $1,000 stated principal amount Buffered PLUS,

$1,000 + leveraged upside payment

•       the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10.00%, for each $1,000 stated principal amount Buffered PLUS,

$1,000 + ($1,000 × absolute share return)

In this scenario, you will receive a 1% positive return on the Buffered PLUS for each 1% negative return on the ETF Shares. In no event will this amount exceed the stated principal amount plus $100.00. Accordingly, the maximum downside payment at maturity is $1,100.00 per Buffered PLUS.

•       the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10.00%, for each $1,000 stated principal amount Buffered PLUS,

($1,000 × share performance factor) + $100.00

This amount will be less than the stated principal amount of $1,000 per Buffered PLUS. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $100.00 per Buffered PLUS at maturity.
Share performance factor:		final share price / initial share price
Minimum payment at maturity:		$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Stated principal amount:		$1,000 per Buffered PLUS
Issue price:		$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:		November 21, 2025
Original issue date (settlement date):		November 26, 2025 (3 business days after the pricing date)
Maturity date*:		November 26, 2027
Terms continued on the following page
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$1,000.00	$20.00(2)	$975.00
$5.00(3)
Total	$9,019,000.00	$225,475.00	$8,793,525.00
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 stated principal amount Buffered PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Buffered PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

The estimated value of the Buffered PLUS on the pricing date was $962.60 per $1,000 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Leveraged upside payment:	$1,000 × leverage factor × share percent change
Share percent change:	(final share price – initial share price) / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Leverage factor:	125%
Initial share price:	The closing price of one ETF Share on the pricing date, which was $38.72
Final share price:	The closing price of one ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Buffer amount:	10%
Redemption observation date*:	November 30, 2026
Redemption date*:	December 3, 2026
Valuation date*:	November 22, 2027
CUSIP / ISIN:	48136LJL4 / US48136LJL45
Listing:	The Buffered PLUS will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

November 2025	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027 (the “Buffered PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $1,133.00 per Buffered PLUS, or 113.30% of the stated principal amount, if the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price.
▪	As an alternative to direct exposure to the ETF Shares that, if the Buffered PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the ETF Shares.
▪	If the Buffered PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	If the Buffered PLUS have not been automatically redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the ETF Shares but only if the decline is less than or equal to the buffer amount.
▪	To obtain a buffer against a specified level of negative performance of the ETF Shares.

Maturity:	2 years
Early redemption payment:	$1,133.00 per Buffered PLUS (113.30% of the stated principal amount)
Leverage factor:	125% (applicable only if the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price)
Buffer amount:	10.00%
Minimum payment at maturity:	$100.00 per Buffered PLUS. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, the iShares® China Large-Cap ETF is a “Fund.”

Any values of the ETF Shares, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the Buffered PLUS. Notwithstanding anything to the contrary in the indenture governing the Buffered PLUS, that amendment will become effective without consent of the holders of the Buffered PLUS or any other party.

November 2025	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one ETF Share on the redemption observation date is greater than or equal to the initial share price, the Buffered PLUS will be automatically redeemed for a cash payment per Buffered PLUS equal to $1,133.00, or 113.30% of the stated principal amount. If the Buffered PLUS have not been automatically redeemed prior to maturity, the Buffered PLUS offer leveraged upside exposure to an underlying asset, which may be equities, commodities and/or currencies, and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the Buffered PLUS have not been automatically redeemed prior to maturity and the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset, subject to the minimum payment at maturity. If the Buffered PLUS have not been automatically redeemed prior to maturity and the underlying asset has appreciated, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Buffered PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated but by no more than the specified buffer amount, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 10% return. However, if the Buffered PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated by more than the buffer amount, the investor will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.

In addition, if the Buffered PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the specified buffer amount. Moreover, if the Buffered PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Buffered PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the initial share price, the Buffered PLUS will be automatically redeemed for a cash payment per Buffered PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Buffered PLUS after they have been redeemed.
Leveraged Upside Performance	If the Buffered PLUS have not been automatically redeemed prior to maturity, the Buffered PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the ETF Shares.
Upside Scenario if the ETF Shares Appreciate	The Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 125% of the share percent change.
Absolute Return Scenario	The Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price or is less than initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10.00%. In this case, the Buffered PLUS pay a 1% positive return for each 1% negative return on the ETF Shares. For example, if the final share price is 5% less than the initial share price, the Buffered PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 10% return at maturity.
November 2025	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The Buffered PLUS have not been automatically redeemed prior to maturity and the ETF Shares decline in price by more than 10.00% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price from the initial share price, plus the buffer amount of 10.00%. (Example: if the ETF Shares decrease in price by 30%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 30% plus the buffer amount of 10.00%, or $800.00 per Buffered PLUS.) The minimum payment at maturity is $100.00 per Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.
November 2025	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable Dual Directional Buffered PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Early redemption payment:	$1,133.00 per Buffered PLUS (113.30% of the stated principal amount)
Leverage factor:	125%
Minimum payment at maturity:	$100.00 per Buffered PLUS

Diagram #1: Redemption Observation Date:

Redemption Observation Date

Initial Share Price

Automatic Early Redemption

No Automatic Early Redemption

The Buffered PLUS are not redeemed prior to maturity and will remain outstanding until maturity.
The payment at maturity on the Buffered PLUS will be determined based on the final share price.
See Diagram #2 below.

November 2025	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Buffered PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the initial share price, under the terms of Buffered PLUS, the Buffered PLUS will be automatically redeemed for a cash payment per Buffered PLUS equal to the early redemption payment of $1,133.00 per Buffered PLUS, or 113.30% of the stated principal amount. If the Buffered PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the specified buffer amount. Moreover, if the Buffered PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Buffered PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $1,000 stated principal amount Buffered PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 125% of the appreciation of the ETF Shares over the term of the Buffered PLUS.
▪	For example, if the ETF Shares appreciate 5%, investors will receive a 6.25% return, or $1,062.50 per Buffered PLUS.
▪	For example, if the ETF Shares appreciate 40%, investors will receive a 50.00% return, or $1,500.00 per Buffered PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the ETF Shares had appreciated 40% or more as of the redemption observation date, and as a result, the Buffered PLUS were automatically redeemed.
▪	Absolute Return Scenario. If the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10.00%, investors will receive a 1% positive return on the Buffered PLUS for each 1% negative return on the ETF Shares.
▪	For example, if the ETF Shares decline 5%, investors will receive a 5% return, or $1,050.00 per Buffered PLUS.
▪	The maximum return you may receive in this scenario is a positive 10% return at maturity.
▪	Downside Scenario. If the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is less than the initial share price and has decreased from the initial share price by an
November 2025	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price, plus the buffer amount of 10.00%. The minimum payment at maturity is $100.00 per Buffered PLUS.

▪	For example, if the ETF Shares depreciate 50.00%, investors will lose 40.00% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60.00% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2025	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	Buffered PLUS do not pay interest and, if the Buffered PLUS have not been automatically redeemed prior to maturity, you could lose up to 90.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and, if the Buffered PLUS have not been automatically redeemed prior to maturity, provide a minimum payment at maturity of only 10.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price has declined by an amount greater than the buffer amount of 10.00% from the initial share price, you will lose the benefit of the absolute return feature and you will instead receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the price of the ETF Shares, plus $100.00 per Buffered PLUS. Accordingly, you could lose up to 90.00% of your principal.
▪	If the Buffered PLUS are automatically redeemed prior to maturity, the appreciation potential of the Buffered PLUS is limited to the early redemption payment. If the Buffered PLUS are automatically redeemed prior to maturity, investors will not participate in any appreciation of the ETF Shares, and the return on the Buffered PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Buffered PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price or the absolute return feature that applies to the payment at maturity if the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the specified buffer amount. Moreover, if the Buffered PLUS are automatically redeemed, your investment may underperform the ETF Shares, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Buffered PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Buffered PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Buffered PLUS. If the Buffered PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Buffered PLUS at a comparable return for a similar level of risk.
▪	If the Buffered PLUS are automatically redeemed prior to maturity, your maximum downside gain on the Buffered PLUS is limited by the buffer amount. If the Buffered PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount, you will receive at maturity $1,000 plus a return equal to the absolute share return, which will reflect a 1% positive return for each 1% negative return on the ETF Shares, subject to an effective limit of 10%. Because you will not receive a positive return if the Buffered PLUS have not been automatically redeemed prior to maturity and the ETF Shares have declined by more than the buffer amount, your maximum payment at maturity if the ETF Shares depreciate will be $1,100.00 per Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
November 2025	Page 9

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Buffered PLUS. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Buffered PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. Even if the treatment of the Buffered PLUS is respected, the IRS may assert that the Buffered PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Buffered PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic
November 2025	Page 10

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent has determined the initial share price, will determine the final share price and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the ETF Shares and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share price and, therefore, if the Buffered PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS

▪	The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS exceeds the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any
November 2025	Page 11

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.

▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Risks Relating to the Buffered PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the ETF Shares;
o	the time to maturity of the Buffered PLUS;
o	the likelihood of an automatic early redemption being triggered;
o	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities underlying the ETF Shares trade and the correlation among those rates and the price of one ETF Share;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

Risks Relating to the ETF Shares

November 2025	Page 12

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares. Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying index or the stocks underlying the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the Buffered PLUS. Those responsible for calculating and maintaining the ETF Shares and the underlying index can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the Buffered PLUS.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the Buffered PLUS.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The iShares® China Large-Cap ETF does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the Buffered PLUS in the secondary market and/or reduce any payment on the Buffered PLUS.

▪	The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities underlying the ETF Shares have been issued by non-U.S. companies. Investments in Buffered PLUS linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to
November 2025	Page 13

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The Buffered PLUS are subject to currency exchange risk. Because the prices of the non-U.S. equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which non-U.S. securities underlying the ETF Shares are traded. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against those currencies, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The Buffered PLUS entail emerging markets risk. The equity securities underlying the ETF Shares have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Recent executive orders may adversely affect the performance of the ETF Shares. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the underlying index for the iShares® China Large-Cap ETF has recently removed the equity securities of a small number of companies from that underlying index in response to these executive orders and, as a result, these stocks have also been removed from the iShares® China Large-Cap ETF. If the issuer of any of the equity securities held by the iShares® China Large-Cap ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the ETF Shares. In addition, under these circumstances, each of the sponsor of the underlying index for the iShares® China Large-Cap ETF and the iShares® China Large-Cap ETF is expected to remove the equity securities of that company from that underlying index and the iShares® China Large-Cap ETF, respectively. Any changes to the composition of the iShares® China Large-Cap ETF in response to these executive orders could adversely affect the performance of the ETF Shares.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative and regulatory actions, including, without
November 2025	Page 14

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the ETF Shares, or engaging in transactions in them, and any such action could adversely affect the value of the Buffered PLUS or the ETF Shares.  These legislative and regulatory actions could result in restrictions on the Buffered PLUS.  You may lose a significant portion or all of your initial investment in the Buffered PLUS if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS may be materially and adversely affected.

November 2025	Page 15

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® China Large-Cap ETF Overview

The iShares® China Large-Cap ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track investment results, before fees and expenses, of an index composed of large-capitalization Chinese equities that trade on the Hong Kong Stock Exchange, which we refer to as the underlying index with respect to the iShares® China Large-Cap ETF.  The underlying index with respect to the iShares® China Large-Cap ETF is currently the FTSE® China 50 Index.  Information provided to or filed with the SEC by the iShares® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information about the iShares® China Large-Cap ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

Information as of market close on November 21, 2025:

Bloomberg Ticker Symbol:	FXI	52 Week High (on 10/2/2025):	$41.75
Current Closing Price:	$38.72	52 Week Low (on 1/10/2025):	$28.65
52 Weeks Ago (on 11/21/2024):	$30.35

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of one ETF Share for each quarter in the period from January 1, 2020 through November 21, 2025. The graph following the table sets forth the daily closing prices of one ETF Share during the same period. The closing price of one ETF Share on November 21, 2025 was $38.72. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical closing prices of one ETF Share should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

iShares® China Large-Cap ETF	High	Low	Period End
2020
First Quarter	$45.28	$33.91	$37.54
Second Quarter	$41.56	$36.01	$39.70
Third Quarter	$45.53	$40.16	$42.00
Fourth Quarter	$48.62	$42.03	$46.43
2021
First Quarter	$54.47	$45.11	$46.66
Second Quarter	$47.59	$43.55	$46.33
Third Quarter	$46.09	$38.18	$38.93
Fourth Quarter	$42.33	$35.57	$36.58
2022
First Quarter	$39.03	$27.07	$31.97
Second Quarter	$34.33	$28.01	$33.91
Third Quarter	$34.07	$25.86	$25.86
Fourth Quarter	$29.12	$20.95	$28.30
2023
First Quarter	$33.29	$27.33	$29.53
Second Quarter	$29.49	$25.97	$27.19
Third Quarter	$30.42	$26.14	$26.53
Fourth Quarter	$27.21	$22.91	$24.03
November 2025	Page 16

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® China Large-Cap ETF	High	Low	Period End
2024
First Quarter	$24.64	$21.14	$24.07
Second Quarter	$29.33	$23.65	$25.99
Third Quarter	$32.17	$24.78	$31.78
Fourth Quarter	$36.69	$29.52	$30.44
2025
First Quarter	$38.55	$28.65	$35.84
Second Quarter	$37.41	$29.59	$36.76
Third Quarter	$41.62	$36.18	$41.14
Fourth Quarter (through November 21, 2025)	$41.75	$38.33	$38.72

iShares® China Large-Cap ETF Historical Performance – Daily Closing Prices January 2, 2020 to November 21, 2025

This document relates only to the Buffered PLUS offered hereby and does not relate to the ETF Shares.  We have derived all disclosures contained in this document regarding the iShares® China Large-Cap ETF from the publicly available documents described in the first paragraph under this “iShares® China Large-Cap ETF Overview” section, without independent verification.  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® China Large-Cap ETF.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® China Large-Cap ETF is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® China Large-Cap ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time the Buffered PLUS are priced) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® China Large-Cap ETF could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The FTSE® China 50 Index.  The FTSE® China 50 Index is composed of 50 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange and is designed to represent the performance of the mainland Chinese market that is available to international investors.  For additional information about the FTSE® China 50 Index, see “Equity Index Descriptions — The FTSE® China 50 Index” in the accompanying underlying supplement.

November 2025	Page 17

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS is lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS” in this

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JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

document.
Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Buffered PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of the Buffered PLUS at the issue price. The Buffered PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Buffered PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Buffered PLUS described above, in which case the timing and character of any income or loss on your Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us,

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JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

our special tax counsel is of the opinion that Section 871(m) should not apply to the Buffered PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.
Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Auto-Callable Dual Directional Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “iShares® China Large-Cap ETF Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the Buffered PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Buffered PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such Buffered PLUS (the “master note”), and such Buffered PLUS have been delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying

November 2025	Page 20

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Buffered PLUS Based on the Performance of the iShares® China Large-Cap ETF due November 26, 2027

Auto-Callable Dual Directional Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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